                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported)  March 25, 2003
                                                         -----------------
                               ACUITY BRANDS, INC.
             (Exact name of registrant as specified in its charter)

        Delaware                  001-16583             No. 58-2632672
  ------------------------------ -----------         -------------------
(State or other jurisdiction of  (Commission         (I.R.S. Employer
 incorporation or organization)   File Number)      Identification No.)

     1170 Peachtree Street, N.E.
    Suite 2400, Atlanta, GA                                30309
----------------------------------------               ------------
(Address of principal executive offices)                (Zip Code)

Registrant's telephone number, including area code (404) 853-1400
                                                   --------------

                                      None
     -----------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 5. Other Events.

Attached  hereto  is  a  press  release  issued  by  Acuity  Brands,  Inc.  (the
"Registrant")  on  March 25, 2003.  A copy of the  press  release  is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(a)      Financial Statements of Businesses Acquired.

             None.

(b)      Pro Forma Financial Information.

             None.

(c)      Exhibits.

             The following exhibit is filed herewith:

EXHIBIT NO.     DESCRIPTION
99.1            Press Release, issued by Registrant on March 25, 2003.

                                   SIGNATURES

Pursuant  to the  requirements  of the  Securities  Exchange  Act of  1934,  the
Registrant  has duly  caused  this  report  to be  signed  on its  behalf by the undersigned hereunto duly authorized.

Date:  March 25, 2003

                                               ACUITY BRANDS, INC.

                                               BY: /S/ VERNON J. NAGEL
                                                   ----------------------------
                                                   Vernon J. Nagel
                                                   Executive Vice President and
                                                   Chief Financial Officer

Exhibit 99.1

Company Contact:
Karen Holcom
Acuity Brands, Inc.
(404) 853-1437

                              ACUITY BRANDS REPORTS
                           2003 SECOND QUARTER RESULTS

ATLANTA,  March 25, 2003 - Acuity Brands,  Inc. (NYSE: AYI) announced today that sales for its  second  quarter  ended  February  28,  2003 were  $489.4  million compared to $468.2 million reported in the year ago period, an increase of $21.2 million, or 4.5 percent.  The sales percentage increase occurred equally at both
Acuity  Lighting  Group (ALG) and Acuity  Specialty  Products  Group (ASP).  Net
income for the  second  quarter of fiscal  2003 was $7.7  million,  or $0.19 per share,  compared to $10.6  million,  or $0.26 per share,  reported in the second quarter  of fiscal  2002.  This  represents  a  decrease  in both net income and earnings per share of approximately 27 percent.  The Company continued to reduce debt,  ending the quarter with total debt of $519.6 million,  down $24.2 million from November 30, 2002.  These  consolidated  results were generally  consistent with management's expectations.

The  decline in net income  compared to the year ago period was largely due to a
planned  decrease  in  production   volume  resulting  in  lower  absorption  of
manufacturing  costs,  primarily at ALG.  This resulted in the  acceleration  of approximately  $2.9 million of greater  expense in the second  quarter of fiscal
2003.  Also  contributing  to the decline in net income  were  higher  costs for certain  raw  materials,  greater  expenses  for  non-discretionary  items,  and increased  spending for new product  introductions  and expanded  marketing  and logistics initiatives.  The impact of these higher costs was partially offset by the  contribution  margin  earned  from the higher  sales  volume  noted  above, benefits from profit improvement initiatives, and cost containment programs.

The Company  continued  to have  significant  success at  reducing  its level of
working  capital,   particularly   inventory,   through  improved  manufacturing
efficiency and  productivity,  while  supporting  its sales growth  initiatives.
These  improvements  in  manufacturing  capabilities  are expected to allow more effective  utilization  of inventory  assets.  While the temporary  reduction in product  output had a negative  impact on the  earnings  reported  in the second quarter as noted above,  the decline in inventory  contributed to the generation of positive free cash flow that was used to pay down debt.

Second Quarter Segment and Corporate Overview

Sales at Acuity  Lighting Group in the second quarter of fiscal 2003 were $368.8 million compared to $352.8 million reported in the year ago period,  an increase of $16.0 million, or 4.5 percent. The increase in sales at ALG was primarily due to greater  shipments  of  products  through  channels of  distribution  serving national  accounts,  home  improvement  centers,  and other key  commercial  and industrial  markets.  In the second quarter ALG announced a sales price increase for certain products. The terms and conditions of the price increase resulted in a significant  influx of orders in the second  quarter with delivery  dates that extend into the third quarter of fiscal 2003. As a  consequence,  the backlog at
ALG increased  $45.0 million,  or 37.8 percent,  to $164.1 million from November
30, 2002 and 6.6 percent over the year ago period.  Operating  profit for Acuity
Lighting Group  decreased $3.2 million to $18.8 million in the second quarter of fiscal 2003 from $22.0  million  reported in the prior  year.  Operating  profit margins  dropped to 5.1 percent from 6.2 percent,  as the variable  contribution margin from the higher sales volume was more than offset by the lost  absorption of  manufacturing  costs as noted above;  continued  pricing pressure in certain markets and product mix changes;  higher raw material costs,  particularly steel and fuel costs; and greater spending for certain sales and marketing initiatives and for non-discretionary expenses such as insurance.

Sales at Acuity  Specialty  Products  Group in the second quarter of fiscal 2003 were $120.6  million,  an increase of 4.5 percent  over the same period one year earlier.  The increase in sales was driven by greater product penetration in key
channels  of  distribution   including  home  improvement  centers  and  certain
industrial market segments,  such as food processing and preparation and vehicle wash.  Operating  profit at ASP for the second  quarter of fiscal 2003  declined
$3.6 million to $4.8 million from $8.4 million  reported in the year ago period.
Operating  margins  declined  to 4.0 percent  from 7.3  percent a year ago.  The decline in operating profit was primarily due to startup costs associated with a
number  of  initiatives,   including  new  product  introductions  and  expanded
marketing and logistics  programs,  all of which are expected to benefit  future periods.  In addition,  ASP incurred  higher costs for certain raw materials and certain non-discretionary spending, including medical and other insurances. This was partially  offset by increased  selling prices and the greater  contribution margin from the higher sales volume noted above.

Corporate  expenses  were $4.2  million  in the second  quarter  of fiscal  2003 compared to $3.2 million in the year ago period.  The increase was due primarily to higher expense associated with certain stock-based  benefit plans,  liability insurance,  and expanded audit services. Net interest expense of $9.5 million in the second  quarter of fiscal 2003 was lower than net interest  expense of $10.2 million reported in the year ago period due to a reduction in both debt balances and interest rates.

Net sales for the first half of fiscal  2003  increased  $44.7  million,  or 4.7 percent,  to $994.6  million  compared  to $949.9  million  reported in the same period a year ago.  Net income for the first six  months was $18.2  million,  or
$0.44 per share, compared to last year's first half net income of $22.1 million, or $0.54 per share. Net income and earnings per share were down approximately 18 percent in the first half of fiscal 2003 compared to the year ago period.

Outlook

James S. Balloun,  Chairman,  President,  and Chief Executive  Officer of Acuity
Brands,  said,  "During the second  quarter we continued  to implement  programs aimed at making our  businesses  stronger  and more  financially  viable,  while confronting  the  difficult  conditions  that continue to prevail in certain key markets, particularly non-residential construction.  For example, we implemented sales price  increases on many products  throughout the Company,  reflecting the strength of our value  propositions and the need to generate  acceptable margins to fund future  innovations  and to continue to build greater  customer  service capabilities.  In addition, the benefits of continued investments to improve our manufacturing  capabilities  allowed us to significantly reduce inventory during the  quarter,  particularly  at ALG,  while  meeting the needs of our  expanding
customer   base.   These   programs  will  continue  to  improve  our  financial
performance,  including better margins,  higher returns on invested capital, and lower debt. These initiatives and actions are not without a short-term cost. For example, we reduced the levels of inventory by lowering our production output in the second  quarter,  while  supporting  a 4.5 percent  increase in sales.  This resulted in less absorption of manufacturing  costs, leading to the acceleration of greater  expense and reduced gross profits during the quarter.  However,  the benefits  are  twofold:  we are becoming  more  efficient  in our  manufacturing capabilities,  thus reducing  future costs,  and we now need less  investment in working capital to support our businesses. As a consequence,  we were again able to significantly reduce outstanding debt in the quarter because of lower working capital requirements.  As of February 28, 2003, our outstanding debt balance was
$519.6  million,  a  reduction  of $24.2  million  since  November  30, 2002 and approximately  $124 million over the last five  quarters.  We have achieved this while paying  approximately  $6 million in quarterly  dividends and investing in our businesses.

"Overall,  the results for the second  quarter  were  generally in line with our internal  expectations.  We are pleased  with our  ability to  generate  revenue growth under these difficult economic  conditions.  We have been able to do this by expanding our customer base and extending our market leading brands into more channels  of  distribution.  However,  we are not as pleased  with our  earnings performance.  Earnings  continue to be impacted  by  numerous  controllable  and uncontrollable  factors.  Uncontrollable  factors  included  pricing  pressures, rising raw material costs (including steel and petroleum-based  components), and non-discretionary  spending  for  insurance,  all of which  continue to persist.
Controllable   factors   included  costs  associated  with  lowering  levels  of
inventory,  as  previously  mentioned,  and  investments  in sales and marketing initiatives  at both  businesses  designed to strengthen  our  capabilities.  We continue  to make  these  investments  because of high  expectations  for future benefit and the knowledge that past investments  have had a significant  benefit on current  performance  by  partially  offsetting  the  impact of the  negative factors noted above. Overall,  while the net impact of these factors resulted in lower  operating  margins in the quarter when compared with the year ago period, these  investments are positioning the Company for a higher level of performance than we had in the past.

"We remain confident about the long-term  potential of the solid businesses that comprise Acuity Brands. However, we are cautious about our near-term results due to uncertainties in the economic  environment,  particularly for non-residential construction, which is one of the key drivers of the lighting fixture market. We anticipate  that the  results  for the third  quarter  of fiscal  year 2003 will reflect the  historical  seasonal  pattern of greater  sales,  the benefits of a strong backlog at ALG, and the positive impact of various initiatives to enhance margins,  including  previously  mentioned price increases.  Assuming no further deterioration in the economy and the benefit of the previously  mentioned items, we  continue  to expect  our full year  earnings  to be in the range of $1.20 to
$1.40 per share."

Conference Call and Board News

As  previously  announced,  the Company will host a  conference  call to discuss second quarter  results on March 25, 2003 at 4:00 p.m. EST.  Interested  parties may listen to this call live today or hear a replay  until April 15, 2003 at the
Company's Web site: www.acuitybrands.com.

The Board of Directors will hold its regular quarterly meeting on April 2, 2003.

Acuity Brands,  Inc., with fiscal year 2002 sales of approximately $2.0 billion, is comprised  of Acuity  Lighting  Group and Acuity  Specialty  Products  Group.
Acuity Lighting Group is the world's leading lighting  fixture  manufacturer and includes brands such as Lithonia(R),  Holophane(R),  Peerless(R), Hydrel(R), and
American  Electric  Lighting(R).  Acuity  Specialty  Products Group is a leading provider of specialty chemicals and includes brands such as Zep(R), Enforcer(R), and Selig  Industries(TM).  Headquartered  in Atlanta,  Georgia,  Acuity  Brands
employs 11,800 people and has operations throughout North America and in Europe.

Forward-Looking Statements

Certain information contained in this press release constitutes  forward-looking statements within the meaning of the Private Securities Litigation Reform Act of
1995.  Such  forward-looking  statements  are  inherently  uncertain and involve risks.  Consequently,  actual results may differ materially from those indicated
by the forward-looking statements. Statements made herein that may be considered
forward  looking  include  statements  concerning:   (a)  expected  benefits  of
improvements  in  manufacturing  capabilities;  (b) expected  future benefits of startup costs  associated  with a number of  initiatives,  including new product introductions  and expanded  marketing and logistic programs at Acuity Specialty
Products  Group;  (c) the  impact  of  programs  aimed at making  the  Company's businesses stronger and more financially viable on future financial performance, including better margins,  higher returns on invested  capital,  and lower debt;
(d) expected future cost reductions resulting from more efficient manufacturing;
(e)  anticipated  benefits of investments in sales and marketing  initiatives at both of the  Company's  businesses;  and (f)  forecasted  results  for the third quarter and  earnings  per share for the full fiscal year of 2003.  A variety of risks and  uncertainties  could  cause the  Company's  actual  results to differ materially from the anticipated  results or other expectations  expressed in the
Company's  forward-looking  statements.  The  risks  and  uncertainties  include without  limitation the following:  (a) the uncertainty of general  business and economic  conditions,  including  the  potential  for a more severe  slowdown in non-residential  construction,  changes in interest rates,  and  fluctuations in commodity and raw material prices or foreign  currency rates;  (b) the Company's ability to realize the  anticipated  benefits of initiatives  expected to reduce
costs,  improve  profits,  enhance  customer  service,   increase  manufacturing
efficiency,  reduce debt, and expand product  offerings and brands in the market through a variety of  channels;  (c) the risk that  projected  future cash flows from operations are not realized;  (d) unexpected  developments in the Company's legal and environmental  proceedings;  and (e) the other risk factors more fully described in the Company's  Annual Report on Form 10-K filed with the Securities and Exchange Commission on November 11, 2002.

                                                ACUITY BRANDS, INC.

                                           SUMMARY OF OPERATIONS (Unaudited)

                                                               THREE MONTHS ENDED FEBRUARY 28
                                                -----------------------------------------------------------
                                                             SALES                  OPERATING PROFIT (LOSS)
(Amounts in thousands, except per-share data)         2003            2002          2003               2002
---------------------------------------------------------------------------    ----------------------------
Lighting Equipment                              $  368,792      $  352,788     $  18,826          $  22,007
Specialty Products                                 120,595         115,457         4,811              8,387
                                                ---------------------------    -----------------------------
                                                $  489,387      $  468,245        23,637             30,394
Corporate                                                                         (4,231)            (3,163)
Other income (expense), net (1)                                                    2,115                (12)
Interest expense, net                                                             (9,519)           (10,186)
                                                                              ------------------------------
Income before taxes                                                               12,002             17,033
Income taxes                                                                       4,321              6,475
                                                                              ------------------------------
Net income                                                                     $   7,681          $  10,558
                                                                              ------------------------------

Earnings per Share:
Basic earnings per share                                                       $     .19          $     .26
Basic weighted-average shares outstanding during period                           41,443             41,273

Diluted earnings per share:                                                    $     .19          $     .26
Diluted weighted-average shares outstanding during period                         41,470             41,303

                                                                 SIX MONTHS ENDED FEBRUARY 28
                                                -----------------------------------------------------------
                                                             SALES                  OPERATING PROFIT (LOSS)
(Amounts in thousands, except per-share data)         2003            2002          2003               2002
---------------------------------------------------------------------------    ----------------------------
Lighting Equipment                              $  751,450      $  716,898     $  44,893          $  47,069
Specialty Products                                 243,163         233,038         8,482             15,298
                                                ---------------------------    -----------------------------
                                                $  994,613      $  949,936        53,375             62,367
Corporate                                                                         (7,687)            (5,861)
Other income (expense), net (1)                                                    1,997               (264)
Interest expense, net                                                            (19,293)           (20,609)
                                                                              ------------------------------
Income before taxes                                                               28,392             35,633
Income taxes                                                                      10,221             13,541
                                                                              ------------------------------
Net income                                                                     $  18,171          $  22,092
                                                                              ------------------------------

Earnings per Share:
Basic earnings per share                                                       $     .44                n/a
Basic weighted-average shares outstanding during period                           41,417                n/a

Diluted earnings per share:                                                    $     .44                n/a
Diluted weighted-average shares outstanding during period                         41,444                n/a

Pro Forma Earnings per Share (2):
Basic earnings per share                                                             n/a           $    .54
Basic weighted-average shares outstanding during period                              n/a             41,246

(1) Other income (expense), net consists primarily of gains or losses on the sale of assets and foreign currency gains or losses.
(2) Actual per share data has not been presented for periods prior to the second quarter of fiscal 2002 since the businesses that comprise Acuity Brands were wholly owned subsidiaries of National Service Industries, Inc. during those periods.
Additionally, public trading of the Acuity Brands shares did not commence until December 3, 2001; therefore, no historical market share prices exist for the calculation of the potential dilutive effect of stock options for the periods prior to the second quarter of fiscal year 2002.  As a result, pro forma diluted earnings per share is not presented for those periods.

                                                  ACUITY BRANDS, INC.

                                      CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)

                                  FEBRUARY 28    AUGUST 31                                              FEBRUARY 28       AUGUST 31
(Amounts in thousands, except        2003          2002                                                     2003            2002
per-share data)
--------------------------------------------------------------  --------------------------------------------------------------------
Assets                                                          Liabilities and Stockholders' Equity
Current Assets
  Cash and short-term investments $    9,470    $    2,694      Current Liabilities                      $  405,036      $  430,807
  Receivables, net                   311,289       322,735      Long-Term Debt, less current maturities     392,086         410,630
  Inventories                        196,966       216,942      Deferred Income Taxes                        24,867          23,480
  Other current assets                53,330        48,626      Other Long-Term Liabilities                  86,786          91,085
                                 -----------    ----------      Stockholders' Equity                        408,400         401,952
    Total Current Assets             571,055       590,997                                               ----------       ----------
                                                                                                         $1,317,175      $1,357,954
                                                                                                         ==========       ==========
Property,Plant,and Equipment,net     228,575       240,679      Current Ratio                                   1.4             1.4
Other Assets                         517,545       526,278      Percent of Debt to Total Capitalization       56.0%           57.5%
                                 -----------    ----------
  Total Assets                    $1,317,175    $1,357,954
                                 ===========    ==========

                                          CONDENSED CONSOLIDATED CASH FLOWS (Unaudited)

                                         SIX MONTHS ENDED                                             SIX MONTHS ENDED
                                            FEBRUARY 28                                                  FEBRUARY 28
                                     ---------------------------------------------------------------------------------------
(Amounts in thousands)                  2003          2002(3)                                        2003           2002 (3)
----------------------------------------------------------------------------------------------------------------------------
Cash Provided by (Used for):                                       Cash Provided by (Used for):
Operations-                                                        Financing-
  Net income                        $ 18,171           $22,092     Debt                            $(23,505)        $   (101)
  Depreciation and amortization       23,459            25,930     Dividends                        (12,437)          (6,197)
  Other operating activities          12,364             9,423     Net activity with NSI                  -          (18,633)
                                  -----------        ----------    Other financing activities           928                -
     Cash Provided by Operations      53,994            57,445                                    ----------      -----------
                                  -----------        ----------    Cash Used for Financing          (35,014)         (24,931)
                                                                                                  ----------      -----------
Investing-                                                         Effect of Exchange Rate on Cash     (430)            (482)
  Capital expenditures               (13,542)          (16,456)                                   ----------      -----------
  Acquisitions                             -           (24,765)
  Sale of assets                       1,768             1,691     Net Change in Cash                 6,776           (7,498)
                                  -----------        ----------    Cash at Beginning of Year          2,694            8,006
                                                                                                  ----------      -----------
    Cash Used for Investing         $(11,774)         $(39,530)    Cash at End of Period           $  9,470          $   508
                                  -----------        ----------                                   ==========      ===========
(3) Certain prior period amounts have been reclassified to conform with the current year presentation.